EXHIBIT 99.2

DESCRIPTION OF SECURITIES OF MSC INDUSTRIAL DIRECT CO., INC.

The following description of the Class A Common Stock, par value $0.001 per share (“Class A Common Stock”) of MSC Industrial Direct Co., Inc. (“us”, “our”, “we” or the “Company”) is a summary. This summary is not complete and is subject to and qualified in its entirety by reference to the complete text of our Amended and Restated Certificate of Incorporation (“Certificate”) and our Third Amended and Restated By-Laws (“By-Laws”), each previously filed with the Securities and Exchange Commission and incorporated by reference as an exhibit to the Form 8-K of which this Exhibit 99.2 is a part or incorporated by reference as an exhibit, as well as to the relevant provisions of the New York Business Corporation Law (the “NYBCL”). The Class A Common Stock is the only class of securities of the Company registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

General

The Company’s authorized capital stock consist of:

•	100,000,000 shares of Class A Common Stock, par value $0.001 per share; and

•	5,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

The outstanding shares of Class A Common Stock are fully paid and nonassessable.

Dividends and Liquidation Rights

Subject to the rights of the holders of any Preferred Stock which may be outstanding, each holder of shares of Class A Common Stock on the applicable record date will be entitled to receive such dividends as may be declared by the Board of Directors of the Company (the “Board”) out of funds legally available therefor, and, in the event of liquidation, to share pro rata in any distribution of our assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding Preferred Stock.

Voting Rights

Each holder of shares of Class A Common Stock is entitled to one vote for each share held of record on the applicable record date on all matters presented to a vote of shareholders, including, without limitation, the election of directors. The holders of shares of Class A Common Stock do not have cumulative voting rights. In general, the affirmative vote of a majority of all outstanding shares of Class A Common Stock entitled to vote is required to approve a merger or a consolidation, the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company, the exchange of shares or the voluntary dissolution of the Company. Otherwise, any action requiring a shareholder vote is decided by the affirmative vote of a majority of the votes cast at the meeting at which a quorum is present (a quorum being the presence, in person or by proxy, of the holders of a majority of the votes of shares entitled to vote).

Pursuant to that certain Reclassification Agreement dated as June 20, 3023 (the “Reclassification Agreement”) between the Company and Mr. Mitchell Jacobson, Mr. Erik Gershwind, Ms. Marjorie Gershwind Fiverson, Ms. Stacey Bennett, the MSM 2019 Trust and those family-related persons that joined the Reclassification Agreement (the “Jacobson / Gershwind Family Shareholders”), each Jacobson / Gershwind Family Shareholder granted an irrevocable proxy (the “Shareholders Proxy”) authorizing the Company to vote such pro rata portion of shares of Class A Common Stock beneficially owned by the Jacobson / Gershwind Family Shareholders or their permitted transferees (the “Family-Related Persons”) in excess of 15% of the issued and outstanding shares of Class A Common Stock (the “Voting Cap Threshold”) in proportion to the votes of the other holders (i.e., excluding any Jacobson / Gershwind Family Shareholders and other Family-Related Persons) of Class A Common Stock entitled to vote and that do in fact vote on such matter. The Shareholder Proxy will remain effective for so long as the Family-Related Persons beneficially own shares of Class A Common Stock in excess of the Voting Cap Threshold and shall be applicable to each matter brought to a vote at each annual or special meeting of the Company’s shareholders, and in connection with any action proposed to be taken by written consent of the Company’s shareholders.

Board of Directors

The Board is comprised of a single class, elected annually by the holders of Class A Common Stock at any meeting of stockholders called for the election of directors at which a quorum is present. The directors are elected by the affirmative vote of the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or represented by proxy at the meeting and entitled to vote on the election of directors. However, if one or more stockholders has delivered to the Secretary of the Company (the “Secretary”) notice (which purports to be in compliance with the requirements of the By-Laws) of its intent to nominate one or more persons for election to the Board and such nomination(s) have not been formally and irrevocably withdrawn as of the 10th calendar day preceding the date the Company first gives its notice of meeting to the stockholders, then directors shall be elected by a plurality of the votes entitled to be cast by the stockholders who are present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

The Jacobson / Gershwind Family Shareholders have the right to nominate (i) two directors to the Board so long as the Jacobson / Gershwind Family Shareholders beneficially own at least 10% of the outstanding Class A Common Stock and (ii) one director to the Board so long as the Jacobson / Gershwind Family Shareholders beneficially own less than 10% but at least 5% or more of the outstanding Class A Common Stock.

Preemptive and Other Rights

Holders of shares of Class A Common Stock have no preemptive rights to purchase or subscribe for any stock or other securities which we may issue, and there are no conversion rights or redemption or sinking fund provisions applicable to any such shares, nor are such shares subject to further calls or assessments.

Anti-Takeover Effects of New York Law, the Restated Certificate of Incorporation and the Amended and Restated By-Laws

Certain provisions of the NYBCL, the Certificate and the By-Laws may have the effect of delaying, deferring or preventing another person from acquiring control of the Company, including takeover attempts that might result in a premium over the market price for the shares of Class A Common Stock.

New York Law

We are subject to the provisions of Section 912 of the NYBCL. In general, Section 912 prohibits a publicly held New York corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years following such interested shareholder’s stock acquisition date unless such business combination or the purchase of stock made by such interested shareholder on such interested shareholder’s stock acquisition date is approved by the board of directors prior to such interested shareholder’s stock acquisition date. In addition, Section 912 prohibits a publicly held New York corporation from engaging at any time in any business combination with any interested shareholder except where: (i) the business combination is approved by the board of directors prior to such interested shareholder’s stock acquisition date or the acquisition of the stock had been approved by the board of directors before the stock acquisition; (ii) the business combination is approved by the affirmative vote of the holders of a majority of the outstanding voting stock not beneficially owned by the interested shareholder or any affiliate or associate of such interested shareholder at a meeting called for that purpose no earlier than five years after the stock acquisition; or (iii) in the business combination, the interested shareholder pays a formula price designed to ensure that all other shareholders receive at least the highest price per share that is paid by the interested shareholder and such business combination meets certain other requirements.

A “business combination” is defined generally to include mergers or consolidations between a New York corporation and an interested shareholder, transactions with an interested shareholder involving the assets or stock of the corporation or any subsidiary, plans for liquidation or dissolution, transactions which increase an interested shareholder’s percentage ownership of voting stock of the corporation or any subsidiary, and the receipt by the interested shareholder of various financial benefits provided by or through the corporation. In general, an “interested shareholder” is defined as any person or entity that is the beneficial owner, directly or indirectly, of 20% or more of a corporation’s outstanding voting stock or is an affiliate or associate of the corporation that at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 20% or more of the then outstanding voting stock of such corporation.

A New York corporation may opt out of this provision with an express provision in its original certificate of incorporation or an express provision in its by-laws resulting from a shareholders’ amendment approved by the affirmative vote of a majority of votes of the outstanding voting stock of such corporation, excluding the voting stock of interested shareholders and their affiliates and associates. However, we have not opted out of this provision. The application of the statute could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire us.

Issuance of Undesignated Preferred Stock

The Board will have the authority, without shareholder approval, to issue up to 5,000,000 shares of undesignated Preferred Stock with voting rights or other rights or preferences designated from time to time by the Board. The existence of authorized but unissued shares of Preferred Stock would enable the Board to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

No Cumulative Voting

The Certificate does not provide for cumulative voting.

Size of the Board and Vacancies

The By-Laws provide that the number of directors may be changed by resolution of a majority of the entire Board, but no decrease may shorten the term of any incumbent director. The By-Laws further provide that any vacancy in the Board, including one created by an increase in the number of directors, may be filled for the unexpired term only by a majority vote of the Board, even if the number of directors then in office is less than a quorum.

Amendment to By-Laws

The By-Laws may be amended, repealed or adopted by the shareholders or by a majority of the entire Board, but any by-law adopted by the Board may be amended or repealed by the shareholders.

Special Meetings of Shareholders; Advance Notice Requirements

The By-Laws provide that special meetings of the shareholders may be called at any time by resolution of the majority of the Board, by the Chief Executive Officer or by the holders of at least 50% of the outstanding voting stock entitled to vote for the election of directors delivering a request (stating the purpose(s) of the meeting) to the Secretary. The By-Laws also provide for advance notice procedures for shareholders seeking to bring business before any annual meeting of shareholders or to nominate candidates for election as directors at our annual meeting of shareholders or a special meeting of the shareholders. The By-Laws also specify certain requirements regarding the timing, form and content of a shareholder’s notice under the advance notice provision.

Shareholder Action by Written Consent

The By-Laws provide that shareholder action by written consent requires the signature of all of the shareholders entitled to vote on the action.

Exclusive Forum for Certain Lawsuits

The By-Laws provide that, unless we consent in writing to the selection of an alternative forum, the New York Supreme Court in the State of New York (or, if such court does not have subject matter jurisdiction thereof, the United States District Court for the Southern District of New York or, if such court also does not have subject matter jurisdiction thereof, such other federal district court or state courts located within the State of New York) will be, to the fullest extent permitted by law, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers or shareholders to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the NYBCL, the Certificate or the By-Laws (as either may be amended or restated) or as to which the NYBCL confers jurisdiction on the state courts of the State of New York or (iv) any action asserting a claim governed by the internal affairs doctrine. The foregoing provisions do not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, or any other claim under federal securities laws (other than derivative actions brought to enforce any duty or liability created by the Exchange Act) for which the federal courts have exclusive federal or concurrent state and federal jurisdiction. In addition, the By-Laws will provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

These choice-of-forum provisions in the By-Laws may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers and other employees, which may discourage lawsuits with respect to such claims, although our shareholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. In addition, shareholders who do bring a claim in the New York Supreme Court in the State of New York could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near New York.